EXHIBIT 10.2

                           JAMES FOREST PRODUCTS LLC.
                     2287 Slater Rd, Ferndale, WA, USA 98227
                                 1-888-587-3654


This Memorandum of Understanding is made between:

James Forest Products (JFP)
2287 Slater Rd.,
Ferndale, WA, 98227
USA

and:

Des Wilson Forestry Limited
PO Box 5308
Mt Maunganui
NZ

Re: Memorandum of Understanding/Biomass
---------------------------------------

Further  to  our  discussions,   meetings  and  prior  exchange  of  letters  as
applicable, we write this letter as the next step to organize and set plans in motion as noted herein.

The intent of this memorandum of understanding (MOU) is to arrive at a mutually beneficial business relationship to manufacture densified Biomass, such as Wood Pellets, Briquettes and Pucks (being referred hereinafter as "Biomass"). The capital providers we are working with seek further detail in order to assess financing this Biomass project and in the interests of making sure our understanding is complete, we have restated some terms from our previous discussions herein as well.

This MOU focuses on four main elements; being the project profile and what you and we bring to the MOU and a Plan of Action. Once any due diligence conditions are met, we agree that we will forthwith instruct our solicitors to draw a proper legal agreement reflecting our arrangement.

        A.      Project Profile

               This project is concerning the creation of Biomass located in the East Coast of the North Island, New Zealand and maybe more fully outlined in that area marked in heavy outline on the attached map. While the exact boundaries of the project area is not fully defined (either due to the not knowing the commercial source of the Biomass, lack of proper survey maps, drawings or political considerations), the project area consists of the following minimum characteristics:

               A. Allowable annual cut or availability of Biomass through sawmill residue such as sawdust, shavings, hogfuel, wood chips, Pulp Logs and/or residuals from logging operations) of an initial 250 000 tons per annum and project that it can be increased to 500 000 tons within 2 years of commencing the project.

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               B.   Tenure of  ownership  is either a long term lease,  license, outright ownership or hereditary rights of ownership of at least 15 years

               C. Logging and access transportation network (of either roads or water) is owned by or able to be accessed without restriction

               D. Title to the area where we can construct a Biomass production mill (the "Mill") is geotechnically capable and stable to hold a Mill and also has the ability to grant a legally bind able lease to secure the tenure of the Mill on that land (so as there will be no legal challenge to the Mills right to occupy the land

               E. Infrastructure such as roads, rail, dock facilities for Oceangoing Vessels capable of supplying the Mill exist, as well as moving the above tonnage to market in an economically viable way..

               Based on the above mentioned Project Profile, we are proceeding in the following fashion

        B.      Des Wilson  Forestry Ltd. and Juke  New Zealand Ltd. (herein the
                ----------------------------------------------------------------
                "Fiberholders")
                ---------------

               1. The Fiberholders are incorporated under Laws of New Zealand and have the legal right to operate the businesses they do.

               2. The Fiberholders has under their control the Project Profile as noted above and has the ability to deliver the Project Profile on the terms noted herein

               3.   The   Fiberholders   desire  to  initiate   and  maintain  a
                    sustainable relationship with James Forest Products to manufacture Biomass; and

               4. Agree to exclusively sell its Biomass to James Forest Products, or the entity created as a result of this agreement.

        C.      James Forest Products LLC
                -------------------------

               1. JFP. is a Limited Liability Corporation incorporated in accordance with the laws of the Lummi Nation located within the United States of America and is owned and controlled by Henry V James, a registered Lummi Nation tribal member.

               2. Has the ability to provide a minority and special category business (Native American, Service Disabled Veteran, operating within a historically underutilized Business Zone) in relationship to institutions within the United States and beyond which allows it to access markets within the United States and beyond that maybe beneficial to the parties.

               3. Has developed relationships with national and international public and private entities (hereinafter the "Capital Providers") that may have the ability to finance and construct one or more Mills to manufacture densified Biomass.

               4. In order to source such financing and construction facilities from the Capital Providers, JFP needs to source and provide this Project Profile for evaluation which may result in further information requests and also assignment of some or all of this MOU to the Capital Providers such that financing can be arranged.

               5. Part of JFP's market mandate is to source supply of woody Biomass to an international market.

               6. JFP desires to expand its international presence in the green Energy Biomass sector, and has identified New Zealand as an Area of interest for its endeavors as JFP has identified suitable markets for the Biomass in Asia and

                    Europe and North America, and to efficiently meet its needs JFP is needing biomass from New Zealand and Australia to service these markets.

               7. JFP is also looking to expand the domestic markets in New Zealand and Australia for its Biomass markets.

        D.      Plan of Action
                --------------

          Based on the Project Profile, both parties agree to move forward in good faith to:

               1. Refine and verify the Project Profile to create further plans and verified inventories of Biomass to create a suitable plan for financing to be used by the Capital Providers. That refined Project Profile plan will identify:

                    a.   The number and plant Mill locations
                    b.   Construction Costs for the Mills
                    c. Woody biomass tenure length and the ability to JFP to enter into contracts to secure such plants on the various locations
                    d.   General feasibility of the various locations.

               2. to the extent necessary assign this MOU to the Capital Providers to permit the financing to be set in motion to construct initially such Biomass Mill adjacent to the Sawmill owned by the Fiberholders, using its sawdust and shavings in addition to forest residue and other woody biomass accessible to the Fiberholders to create Biomass.

               3. Identify additional Areas suitable for the manufacture of densified biomass in both the North and South Island of New Zealand.

               4.   Engage in formal business documents that would:

                    a.   Define the business relationship
                    b.   Specify procedures for dispute resolution
                    c.   Enable  the   creation  of   documents   suitable   for
                         financing.

               5. This MOU may be assigned in whole or in part to the Capital Providers working with JFP at any time.

Signed on this _____ Day of ______________ 2009

James Forest Products LLC:



----------------------------
Authorized Signatory



Des Wilson Forestry Ltd:



-----------------------------
Des Wilson - Owner